EXHIBIT 23(a)(9)

                        DAVIS NEW YORK VENTURE FUND, INC.
                             ARTICLES SUPPLEMENTARY
                                       TO
                       ARTICLES OF INCORPORATION PURSUANT
                  TO SECTIONS 2-208 AND 2-208.1 OF THE MARYLAND
                             GENERAL CORPORATION LAW

Davis New York Venture Fund, Inc., a Maryland corporation, having its principal office in Baltimore, Maryland, hereby certifies to the State Department of
Assessments and Taxation of Maryland that:

     FIRST: The Corporation is registered as an open-end investment company with the Securities and Exchange Commission pursuant to the Investment Company
     Act of 1940.

     SECOND: Prior to the increase, designation and reclassification of stock, the corporation had a total of 3,000,000,000 shares, $.05 par value per share, which shares were classified according to the following table. The aggregate par value of all of the common stock is $150,000,000.00, of which
     $140,000,000.00 is classified and $10,000,000.00 is unclassified.

CLASS OF SHARES                                  AUTHORIZED NUMBER OF SHARES
--------------------------------------------------------------------------------
Davis New York Venture Fund Class A shares              1,000,000,000
Davis New York Venture Fund Class B shares                500,000,000
Davis New York Venture Fund Class C shares                250,000,000
Davis New York Venture Fund Class Y shares                250,000,000
Davis New York Venture Fund Class R shares                125,000,000
Davis Research Fund Class A shares                        250,000,000
Davis Research Fund Class B shares                        125,000,000
Davis Research Fund Class C shares                         62,500,000
Davis Research Fund Class Y shares                         62,500,000
Davis Global Fund Class A shares                          100,000,000
Davis Global Fund Class B shares                           25,000,000
Davis Global Fund Class C shares                           25,000,000
Davis Global Fund Class Y shares                           25,000,000
--------------------------------------------------------------------------------
Total Classified shares                                 2,800,000,000
--------------------------------------------------------------------------------
Total Unclassified shares                                 200,000,000
--------------------------------------------------------------------------------
Total Authorized Shares                                 3,000,000,000
--------------------------------------------------------------------------------

     THIRD: The stock of the Corporation has been increased by the Board of
     Directors of the Corporation from 3,000,000,000 to 3,500,000,000 in accordance with and pursuant to Article FOURTEENTH of the Articles of
     Incorporation of the Corporation and Sections 2-208.1(a) and 2-105(c) of
     the Maryland General Corporation Law.

     FOURTH: The Articles of Incorporation are hereby supplemented by designating out of the 500,000,000 newly created common stock: (i)
     100,000,000 shares of a new Class of common stock to be known as Davis
     International Fund Class A Common

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     Stock; (ii) 25,000,000 shares of a new Class of common stock to be known as
     Davis International Fund Class B Common Stock; (iii) 25,000,000 shares of a new Class of common stock to be known as Davis International Fund Class C
     Common Stock; (iv) 25,000,000 shares of a new Class of common stock to be known as Davis International Fund Class Y Common Stock; and (v) an
     additional 325,000,000 shares of unclassified common stock

     FIFTH: The Class A Common Stock, Class B Common Stock, Class C Common
     Stock, Class Y Common Stock, and Class R Common Stock of each Fund shall represent an investment in the same pool of assets with respect to each such Fund and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption except as set forth in the Articles of Incorporation of the Corporation and as set forth below:

          (i)    Expenses related to the distribution of each class of stock and such other expenses as may be permitted by rule or order of the
                 Securities and Exchange Commission and as the Board of
                 Directors shall deem appropriate shall be borne solely by each class, and the bearing of such expenses shall be appropriately reflected (in the manner determined by the Board of Directors)
                 in the net asset value, dividends, distribution and liquidation rights of the stock of such Class;

          (ii)   The Class A Common Stock may be subject to a front-end load and a Rule 12b-1 distribution fee as determined by the Board of
                 Directors from time to time prior to issuance of such stock and, in addition, Class A Common Stock may also be subject to a contingent deferred sales charge, as determined by the Board of
                 Directors from time to time prior to issuance of such stock;

          (iii)  The Class B Common Stock may be sold without a front-end sales load and may be subject to a contingent deferred sales charge and a Rule 12b-1 distribution fee as determined by the Board of
                 Directors from time to time prior to issuance of such stock and shall be converted to Class A Common Stock at the end of eight
                 (8) years after purchase or such earlier

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                 period as determined by the Board of Directors including giving effect to reciprocal exchange privileges;

          (iv)   The Class C Common Stock may be sold without a front-end sales load and may be subject to a contingent deferred sales charge and to a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time prior to issuance of such stock;

          (v)    The Class Y Common Stock may be sold without a front-end sales load or contingent deferred sales charge and without a Rule
                 12b-1 distribution fee;

          (vi)   The Class R Common Stock may be sold without a front-end sales load and may be subject to a contingent deferred sales charge and to a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time prior to issuance of such stock;

          (vii)  Each class shall vote separately on matters pertaining only to that class, as the Board of Directors shall from time to time determine; and

          (viii) Nothing herein shall prohibit the imposition of a redemption fee or exchange fee upon any Class as may be determined by the
                 Board of Directors from time to time.

     SIXTH: Immediately following the, designation and reclassification of stock, the corporation had a total of 3,500,000,000 shares, $.05 par value per share, which shares shall be classified according to the following table. The aggregate par value of all of the common stock is
     $175,000,000.00, of which $148,750,000 is classified and $26,250,000 is unclassified.

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CLASS OF SHARES                                  AUTHORIZED NUMBER OF SHARES
--------------------------------------------------------------------------------
Davis New York Venture Fund Class A shares              1,000,000,000
Davis New York Venture Fund Class B shares                500,000,000
Davis New York Venture Fund Class C shares                250,000,000
Davis New York Venture Fund Class Y shares                250,000,000
Davis New York Venture Fund Class R shares                125,000,000
Davis Research Fund Class A shares                        250,000,000
Davis Research Fund Class B shares                        125,000,000
Davis Research Fund Class C shares                         62,500,000
Davis Research Fund Class Y shares                         62,500,000
Davis Global Fund Class A shares                          100,000,000
Davis Global Fund Class B shares                           25,000,000
Davis Global Fund Class C shares                           25,000,000
Davis Global Fund Class Y shares                           25,000,000
Davis International Fund Class A shares                   100,000,000
Davis International Fund Class B shares                    25,000,000
Davis International Fund Class C shares                    25,000,000
Davis International Fund Class Y shares                    25,000,000
--------------------------------------------------------------------------------
Total Classified shares                                 2,975,000,000
--------------------------------------------------------------------------------
Total Unclassified shares                                 525,000,000
--------------------------------------------------------------------------------
Total Authorized Shares                                 3,500,000,000
--------------------------------------------------------------------------------

     SEVENTH: The stock of the Corporation has been designated and classified by the Board of Directors of the Corporation in accordance with and pursuant to Articles FIFTH, Section (b) of the Articles of Incorporation of the
     Corporation.

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     EIGHTH: The Board of Directors duly adopted a resolution, in accordance with Section 2-105(c) of the Maryland General Corporation Law, decreasing or increasing the number of shares of stock of certain classes that the corporation has authority to issue, as reflected in these Articles
     Supplementary.

          IN WITNESS WHEREOF, Davis New York Venture Fund, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on September 19, 2006.

                                         DAVIS NEW YORK VENTURE FUND, INC.

                                         By: /s/ Douglas A. Haines
                                             -----------------------------------
                                             Douglas Haines, Vice President

ATTEST:

/s/ Thomas Tays
--------------------------------------
Thomas Tays, Secretary

     THE UNDERSIGNED, the Vice President of DAVIS NEW YORK VENTURE FUND, INC.,
who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles
Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his or her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

DATED: September 19, 2006

By: /s/ Douglas A. Haines
    ----------------------------------
    Douglas Haines, Vice President

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          which effectively insulate the decision on how to vote client proxies from the conflict.

         Statement of Additional Information 67 Davis International Fund